AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2009
REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

PSYCHIATRIC SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	23-2491707
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6640 Carothers Parkway, Suite 500
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Psychiatric Solutions, Inc. Equity Incentive Plan
(Full title of the plan)

Christopher L. Howard, Esq.
Executive Vice President, General Counsel and Secretary
Psychiatric Solutions, Inc.
6640 Carothers Parkway, Suite 500
Franklin, Tennessee 37067
(615) 312-5700
(Name, address and telephone number, including area code, of agent for service)
Copies of all communications to:
James H. Nixon III, Esq.
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219-1760
(615) 244-6380
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount of
	Amount to be	maximum offering price	maximum aggregate	registration
Title of securities to be registered	registered (1)	per share (2)	offering price	fee (3)
Common Stock of Psychiatric Solutions, Inc., par value $.01 per share	2,000,000 shares	$13.45	$26,900,000	$1,502 (4)

(1)	This registration statement shall also cover any additional shares of common stock, par value $.01 per share (“Common Stock”), that become issuable under the Psychiatric Solutions, Inc. Equity Incentive Plan, as amended (the “Equity Incentive Plan”), by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the registrant that results in an increase in the number of the registrant’s outstanding shares of Common Stock or shares issuable pursuant to awards granted under the Equity Incentive Plan.

(2)	Estimated pursuant to Rule 457(c) and (h), solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices of the Common Stock, as reported on The NASDAQ Global Select Market on April 27, 2009.

(3)	The Equity Incentive Plan authorizes the issuance of a maximum of 13,116,666 shares of Common Stock, of which 1,250,000 shares have been registered pursuant to a previously filed registration statement on Form S-8 (No. 333-136339), 4,000,000 shares have been registered pursuant to a previously filed registration statement on Form S-8 (No. 333-128047), 957,132 shares have been registered pursuant to a previously filed registration statement on Form S-8 (No. 333-38419), 666,666 shares have been registered pursuant to a previously filed registration statement on Form S-8 (No. 333-94983), 3,246,112 shares have been registered pursuant to a previously filed registration statement on Form S-8 (No. 333-118529) and 333,332 shares have been registered pursuant to a previously filed registration statement on Form S-8 (No. 33-72664). In connection with the amendment and restatement of the Equity Incentive Plan on May 6, 2003, the Psychiatric Solutions, Inc. 1997 Incentive and Non-Qualified Stock Option Plan for Key Personnel (the “NQSO Plan”) was merged into the Equity Incentive Plan. The NQSO Plan authorized the issuance of a maximum of 663,424 shares of Common Stock, all of which shares have been registered pursuant to a previously filed registration statement on Form S-8 (No. 333-100635). An additional 2,000,000 shares of Common Stock are being registered herewith and, in accordance with General Instruction E of Form S-8, the fee is being paid only with respect to these shares. All share numbers set forth in this footnote have been adjusted to reflect (a) the exchange ratio in the merger between the Company and PMR Corporation on August 5, 2002, (b) a 1-for-3 reverse stock split effected on August 5, 2002 and (c) a 2-for-1 stock split effected in the form of a 100% stock dividend on January 9, 2006.

(4)	A filing fee of $4,094 has previously been paid in connection with the Company’s Registration Statement No. 333-127085. Pursuant to Rule 457(p), such unutilized filing fee is being applied to the filing fee payable in connection with the offering of Common Stock hereby.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5
EX-23.1

EXPLANATORY NOTE
     This registration statement is filed pursuant to General Instruction E to Form S-8 and relates to the registration of an additional 2,000,000 shares of Common Stock (the “Additional Shares”) of Psychiatric Solutions, Inc. (the “Company”) issuable pursuant to the Psychiatric Solutions, Inc. Equity Incentive Plan, as amended (the “Equity Incentive Plan”). The contents of the Company’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission (the “SEC”) on December 8, 1993 (File No. 33-72664), October 21, 1997 (File No. 333-38419), January 19, 2000 (File No. 333-94983), October 18, 2002 (File No. 333-100635), August 25, 2004 (File No. 333-118529), September 1, 2005 (File No. 333-128047) and August 4, 2006 (File No. 333-136339), are incorporated herein by reference and made a part hereof, except as the same may be modified by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The SEC allows us to “incorporate by reference” information into this registration statement from documents that we have previously filed with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this registration statement, except for any information that is superseded by other information that is set forth directly in this document.
     This registration statement incorporates by reference the following documents with respect to us:
1.	Our annual report on Form 10-K for the year ended December 31, 2008;

2.	Our quarterly report on Form 10-Q for the quarter ended March 31, 2009;

3.	Our current report on Form 8-K filed on March 6, 2009; and

4.	The description of our Common Stock contained in our registration statement on Form 10, filed with the SEC on July 31, 1992, including all amendments or reports filed for the purpose of updating the description of our capital stock.
     We incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.
     To the extent that any statement in this registration statement is inconsistent with any statement that is incorporated by reference, the statement in this registration statement shall control. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this the registration statement.
Item 8. Exhibits.

Exhibit
Number	Description of Exhibits
4.1	Amended and Restated Certificate of Incorporation of PMR Corporation, filed with the Delaware Secretary of State on March 9, 1998 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 1998).

Exhibit
Number	Description of Exhibits
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of PMR Corporation, filed with the Delaware Secretary of State on August 5, 2002 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2002).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Psychiatric Solutions, Inc., filed with the Delaware Secretary of State on March 21, 2003 (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement, filed on January 22, 2003).

4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Psychiatric Solutions, Inc., filed with the Delaware Secretary of State on December 15, 2005 (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

4.5	By-Laws (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K filed on November 6, 2007).

5*	Opinion of Waller Lansden Dortch & Davis, LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5).

24*	Power of Attorney (included on page 3).

99	Psychiatric Solutions, Inc. Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on April 9, 2004, as amended by the Second Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan, filed as Appendix A to the Company’s Definitive Proxy Statement on April 22, 2005, as amended by the Third Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan, filed as Appendix B to the Company’s Definitive Proxy Statement on April 21, 2006, as amended by the Fourth Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan, filed as Appendix A to the Company’s Definitive Proxy Statement on April 10, 2008).

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on May 1, 2009.

PSYCHIATRIC SOLUTIONS, INC.
By:	/s/ Joey A. Jacobs
Joey A. Jacobs
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joey A. Jacobs and Christopher L. Howard, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joey A. Jacobs Joey A. Jacobs	Chairman, Chief Executive Officer and President (Principal Executive Officer)	May 1, 2009

/s/ Jack E. Polson Jack E. Polson	Executive Vice President, Chief Accounting Officer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ Mark P. Clein Mark P. Clein	Director	May 1, 2009

/s/ David M. Dill David M. Dill	Director	May 1, 2009

/s/ Richard D. Gore Richard D. Gore	Director	May 1, 2009

/s/ Christopher Grant, Jr. Christopher Grant, Jr.	Director	May 1, 2009

/s/ William M. Petrie, M.D. William M. Petrie, M.D.	Director	May 1, 2009

SIGNATURE	TITLE	DATE

/s/ Edward K. Wissing Edward K. Wissing	Director	May 1, 2009

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibits
4.1	Amended and Restated Certificate of Incorporation of PMR Corporation, filed with the Delaware Secretary of State on March 9, 1998 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 1998).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of PMR Corporation, filed with the Delaware Secretary of State on August 5, 2002 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2002).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Psychiatric Solutions, Inc., filed with the Delaware Secretary of State on March 21, 2003 (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement, filed on January 22, 2003).

4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Psychiatric Solutions, Inc., filed with the Delaware Secretary of State on December 15, 2005 (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

4.5	By-Laws (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K filed on November 6, 2007).

4.6	Common Stock Specimen Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

5*	Opinion of Waller Lansden Dortch & Davis, LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5).

24*	Power of Attorney (included on page 3).

99	Psychiatric Solutions, Inc. Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on April 9, 2004, as amended by the Second Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan, filed as Appendix A to the Company’s Definitive Proxy Statement on April 22, 2005, as amended by the Third Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan, filed as Appendix B to the Company’s Definitive Proxy Statement on April 21, 2006, as amended by the Fourth Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan, filed as Appendix A to the Company’s Definitive Proxy Statement on April 10, 2008).

*	Filed herewith